EXHIBIT 21.1

Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (49%), (Hay Group S.A. de C.V. and Hay Group, S.R.L. are wholly owned subsidiaries of Korn/Ferry International S.A. de C.V).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina
3.	Korn/Ferry International Pty Limited	Australia
4.	Futurestep (Australia) Pty Ltd	Australia
5.	Korn/Ferry International GmbH	Austria
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Personnel Decisions International Belgium, BVBA	Belgium
8.	Korn/Ferry International Consultoria Ltda.	Brazil
9.	Korn/Ferry Canada, Inc.	Canada
10.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
11.	Korn/Ferry International S.A.	Chile
12.	Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China
13.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China
14.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China
15.	PuDe Management Consulting Co. Ltd.	Shanghai, China
16.	Futurestep (Shanghai) Talent Consulting Company Limited	China
17.	Korn/Ferry International — Colombia	Colombia
18.	Korn/Ferry International A/S	Denmark
19.	Korn/Ferry International SAS	France
20.	Korn/Ferry International Futurestep (France) SARL	France
21.	Personnel Decisions International France SAS	France
22.	Korn/Ferry International GmbH	Germany
23.	Futurestep Germany GmbH	Germany
24.	Korn/Ferry International SA	Greece
25.	Korn/Ferry International (H.K.) Limited	Hong Kong
26.	Futurestep (Hong Kong) Ltd.	Hong Kong
27.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
28.	PDI Hungary, Kft.	Hungary
29.	Korn/Ferry International Private Limited	India
30.	Futurestep Recruitment Services Private Limited.	India
31.	Personnel Decisions International India Pvt. Limited	India
32.	PT. Korn/Ferry International	Indonesia
33.	Korn/Ferry International S.R.L.	Italy
34.	Futurestep (Italia) S.r.l.	Italy
35.	Nihon Korn/Ferry International K.K.	Japan
36.	Futurestep (Japan) K.K.	Japan
37.	Korn Ferry Consulting — Japan	Japan
38.	Korn/Ferry International (Korea) Limited	Korea
39.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
40.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
41.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
42.	Korn/Ferry Mexico S.C.	Mexico
43.	Korn Ferry International B.V.	Netherlands
44.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
45.	Korn Ferry International NZ Limited	New Zealand
46.	Futurestep (New Zealand) Ltd.	New Zealand
47.	Korn/Ferry International A/S	Norway
48.	Korn/Ferry International — Peru S.A.	Peru
49.	Korn/Ferry International Sp.z.o.o.	Poland
50.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.o.	Poland
51.	Korn/Ferry International Pte. Ltd.	Singapore

Subsidiaries		Jurisdiction
52.	Futurestep (Singapore) Pte Limited	Singapore
53.	PDI Slovensko, sro	Slovakia
54.	Korn/Ferry International S.A.	Spain
55.	Futurestep (Espana), S.L.	Spain
56.	Korn/Ferry International AB	Sweden
57.	Personnel Decisions International Scandinavia A.B.	Sweden
58.	Korn-Ferry (Schweiz) AG	Switzerland
59.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan
60.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
61.	Futurestep (UK) Limited	United Kingdom
62.	Korn/Ferry International Limited	United Kingdom
63.	KFI (UK) Limited	United Kingdom
64.	The Whitehead Mann Partnership LLP	United Kingdom
65.	Whitehead Mann Limited	United Kingdom
66.	Personnel Decisions International, Europe Limited	United Kingdom
67.	Personnel Decisions International UK Ltd	United Kingdom
68.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
69.	Korn Ferry GH1 Limited	United Kingdom
70.	Pivot Learning, Limited	United Kingdom
71.	Continental American Management Corp.	United States, California
72.	Korn/Ferry International Holding India	United States, California
73.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
74.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
75.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
76.	K/FI Canada Holdings, LLC	United States, Delaware
77.	Korn Ferry Leadership Consulting Corporation	United States, Delaware
78.	Ninth House, Inc.	United States, Delaware
79.	Korn Ferry Global Holdings, Inc.	United States, Delaware
80.	Personnel Decisions International Greater China Corporation	United States, Minnesota
81.	Personnel Decisions International Singapore Corporation	United States, Minnesota
82	Sensa Solutions, Inc.	United States, Virginia
83.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
84.	Hay Group Holdings, Inc.	United States, Delaware
85.	Hay Group International, Inc.	United States, Delaware
86.	Hay Group, Inc.	United States, Delaware
87.	Hay Group Management, Inc.	United States, Delaware
88.	Hay Group Limited	Canada
89.	Hay Group N.V./S.A.	Belgium
90.	Hay Group Czech s.r.o.	Czech Republic
91.	Hay Group Oy	Finland
92.	Hay Group S.A.	France
93.	Hay France S.A.	France
94.	Hay Group GmbH	Germany
95.	Hay Group S.A.	Greece
96.	Hay Group Management Consultants Ltd.	Hungary
97.	Hay Group (Ireland) Limited	Ireland
98.	Hay Management Consultants Ireland Ltd.	Ireland
99.	Hay Group S.r.l.	Italy
100.	Hay Group UAB	Lithuania
101.	HG (Luxembourg) S.a.r.l.	Luxembourg
102.	Talent Q International Ltd.	Malta
103.	Talent Q Distribution Ltd.	Malta
104.	Hay Group B.V.	Netherlands
105.	Hay Group Investment Holding B.V.	Netherlands
106.	Hay Management International B.V.	Netherlands
107.	Hay Group Partners Holding B.V.	Netherlands
108.	Hay Group AS	Norway
109.	Hay Group Sp.Z o.o	Poland

Subsidiaries		Jurisdiction
110.	Hay Group S.A.	Portugal
111.	Hay Group LLC	Qatar
112.	Hay Group Management Consultants SRL	Romania
113.	OOO Hay Group (Hay Group Ltd.)	Russia
114.	Hay Group Saudi Arabia Ltd.	Saudi Arabia
115.	Hay Group s.r.o.	Slovakia
116.	Hay Group South Africa (Pty) Ltd.	South Africa
117.	Hay Group S.A.	Spain
118.	Hay Group AB	Sweden
119.	Hay Group Danismanlik Limited Sirketi	Turkey
120.	Hay Group LLC	Ukraine
121.	The Hay Group Management Limited	United Kingdom
122.	Hay Group UK Holdings Limited	United Kingdom
123.	Hay Group Intermediary Limited	United Kingdom
124.	Talent Q Services Limited	United Kingdom
125.	Talent Q Limited	United Kingdom
126.	Hay Group Pty. Limited	Australia
127.	Hay Group Co., (Shanghai) Ltd.	China
128.	Hay Group Limited	Hong Kong
129.	Hay Group Asia Limited	Hong Kong
130.	Hay Consultants India Private Ltd.	India
131.	Talent Q India Private Ltd.	India
132.	PT Hay Group	Indonesia
133.	Hay Group (Japan), Ltd.	Japan
134.	Hay Group Sdn. Bhd.	Malaysia
135.	Hay Group Limited	New Zealand
136.	Hay Group Pte Ltd.	Singapore
137.	Hay Group Ltd.	South Korea
138.	Hay Group Limited	Thailand
139.	Hay Group Consulting Limited Liability	Vietnam
140.	Hay Argentina S.A.	Argentina
141.	Hay do Brasil Consultores Ltda.	Brazil
142.	Hay GroupLimitada	Chile
143.	Hay Group Ltda	Colombia
144.	Hay Group, S.R.L.	Costa Rica
145.	Hay Financial Corporation N.V.	Curacao
146.	Hay Group S.A. de C.V.	Mexico
147.	Hay Group S.A.	Peru
148.	Hay Group Venezuela, S.A.	Venezuela
149.	Hay Management Consultants Limited	Bermuda
150.	HG (Bermuda) Holding Limited	Bermuda
151.	Korn Ferry GP Ventures LLC	United States, Delaware
152.	Korn Ferry Global Ventures LP	United Kingdom
153.	Korn/Ferry International Futurestep (the Netherlands) BV	Netherlands

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